EXHIBIT 5.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Sponsors and Trustee of Equity Income Fund,
Select Growth Portfolio 1996 Series A, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-00031 of our opinion dated February 1, 1996, relating to the Statement of Condition of Equity Income Fund Select Growth Portfolio 1996 Series A, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, N.Y.
February 1, 1996